EXHIBIT 99.3

VOTING AGREEMENT AND IRREVOCABLE PROXY TO VOTE STOCK OF

PATIENT SAFETY TECHNOLOGIES, INC.

The undersigned stockholder of Patient Safety Technologies, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware) appoints Brian Stewart individually, or any party designated by Mr. Stewart in the event of his death or incapacity (the “Proxyholder”), as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so in its capacity as a stockholder) with respect to all of the shares of capital stock of the Company that now are or hereafter may be held of record and/or beneficially owned by the undersigned, and any and all other shares or securities of the Company acquired by the undersigned on or after the date hereof (collectively, the “Shares”) in accordance with the voting agreement described in the third paragraph below and, with respect to any other matter that may come before the Special Meeting (as defined below), in the sole discretion of the Proxyholder.  Upon the undersigned’s execution of this irrevocable proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares during the Proxy Term (as defined below).

This irrevocable proxy is given in support of the voting agreement set forth in the following paragraph and is coupled with an interest, and is irrevocable (to the full extent permitted by the General Corporation Law of the State of Delaware).  As used herein, the term “Proxy Term” shall mean the period commencing upon the execution of this irrevocable proxy and ending immediately following the conclusion of the Special Meeting.

During the Proxy Term, each of the Proxyholder and the undersigned hereby agree, for good and valuable consideration, to vote their respective Shares in favor of the proposals referred to in the Demand for Special Meeting attached as Exhibit A to this irrevocable proxy and against any proposals reasonably likely to defeat, hinder, or delay the such proposals.

The attorneys and proxies named above are hereby authorized and empowered by the undersigned, at any time during the Proxy Term, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares at the Special Meeting, and any adjournments or postponements thereof.  In addition to the other covenants and agreements of the undersigned provided for elsewhere in this irrevocable proxy, during the Proxy Term, the undersigned shall not enter into any agreement, arrangement or understanding with any natural person or entity to take any of the actions described in this irrevocable proxy and voting agreement, or the effect of which would be inconsistent with or violate the provisions and agreements contained in this irrevocable proxy and voting agreement.

Any obligation of the undersigned hereunder shall be binding upon the successors, heirs, agents, representatives, transferees and assigns of the undersigned.

The undersigned agrees to take, at the Proxyholders’ request, all reasonable steps necessary (including issuing instructions, notices or other documents) to cause any person or entity through whom the undersigned holds its Shares (including brokers, nominees, etc.) to execute such legal proxies, affidavits and other documents to effectuate the purposes of this irrevocable proxy and the voting agreement herein contained (including without limitation to cause such Shares to be voted in the manner required by the voting agreement and to cause a proxy to be granted to the Proxyholder to vote such Shares in the manner contemplated by the voting agreement).

For purposes of this voting agreement and irrevocable proxy, “Special Meeting” means the special meeting of stockholders of the Company at which the stockholders of the Company vote on the proposals referred to in the Demand for Special Meeting attached as Exhibit A hereto, including any adjournments or postponements of such special meeting.

The undersigned hereby revokes all proxies previously made by the undersigned regarding any Share.

For purposes of this voting agreement and irrevocable proxy, references to the “undersigned” do not refer to the Proxyholder.

This voting agreement and irrevocable proxy can be executed in one or more counterparts, all of which shall be considered together one and the same document.

This Agreement is governed by the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, this Irrevocable Proxy is executed this ___ day of April 2010.

Name of Stockholder:

By:_________________________________
Name:
Title:

PROXYHOLDER

____________________________________
Brian Stewart

Table of Parties Granting Proxies

DSAM Fund LP	Arizona Bay Technology Ventures, LP
Radisson Trading Company	Arizona Bay LLC
A Plus International, Inc.